Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Post-Effective Amendment No. 1 on Form S-8 to Form S-4) pertaining to the Amended and Restated 2015 Stock Incentive Plan of ImmunityBio, Inc. of our report dated March 4, 2021, with respect to the consolidated financial statements of NantKwest, Inc. included in NantKwest, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2020, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Los Angeles, California

May 21, 2021